Exhibit 99.1

Evergreen Energy Provides Third Quarter 2010 Results and Business Update

DENVER, November 15, 2010 — Evergreen Energy Inc. (NYSE Arca: EEE), a green energy technology solutions company, announced its financial results for the three month period ended September 30, 2010.  The company also provided a business update.
Tom Stoner, chairman and CEO of Evergreen, stated: “Over the past year, the management team and board of directors have been working toward a common vision of building Evergreen into a global green technology leader, thereby creating value for all its stakeholders. We have taken steps to position the company for growth by rebuilding our core business relationships, selling non-core assets, improving our balance sheet, and ensuring we have the leadership in place to develop and bring our K-Fuel® and GreenCert™ technologies to market.  For our K-Fuel technology, we are evaluating utilizing certain equipment from the Fort Union site in a design to construct and operate a K-Fuel refined coal demonstration plant in the United States.  If the demonstration plant is constructed, we anticipate that it would be used to provide quantities of K-Fuel refined coal sufficient to support project development opportunities domestically and internationally and explore further process enhancement concepts. We are also focused on furthering key partnerships that would broaden the K-Fuel technology applications and introduce the process to new geographies.  For GreenCert, we are focused on growing our customer pipeline, enhancing the features of GreenCert EMIT offering and advancing GreenCert Energy 2.0 toward revenue generation.”

 Financial Results for the Quarters Ended September 30: 2010 Compared to 2009
▪	Revenues were $100,000, compared to $260,000.
▪
Total operating expenses, including a $3.5 million impairment charge related to capitalized costs of the GreenCert agriculture software module, were $7.4 million, compared to $10.4 million. G&A was $3.3 million including $446,000 of employee non-cash stock-based compensation, compared to $9.8 million, which included $2.3 million of employee non-cash stock-based compensation.

▪	Operating loss was $7.3 million, compared to $10.1 million.
▪	Net loss attributable to common shareholders was $4.6 million, or $0.26 per share, compared to net loss of $14.2 million, or $1.27 per share.
▪
The cash balance at September 30, 2010 was $5.4 million, compared with $4.5 million on June 30, 2010.  In addition, on November 2nd, the company received $1.2 million from the Wyoming Department of Environmental Quality (DEQ) related to the reduction of the cash collateral securing the reclamation obligations at the Fort Union site.

Diana Kubik, executive vice president and CFO of Evergreen, stated: “We continue to improve our balance sheet. During the third quarter, we converted and retired approximately $5.9 million in outstanding debt and accrued interest with certain holders of our 8% 2007 Convertible Notes for 2.0 million shares of common stock.  In addition, we collected $1.2 million in cash from the Wyoming DEQ. However, we continue to require additional capital to fully fund the anticipated development of our K-Fuel process and GreenCert technology and are pursuing alternatives for strategic investments into the company.  We believe these developments enable us to focus our resources on bringing our K-Fuel and GreenCert technologies to market.”

Business Update
K-Fuel®
Stoner continued: “In addition to driving the K-Fuel China Package – the set of technical documents that include detailed engineering design information for certain key components of the K-Fuel technology to be used for all projects in China – forward with Evergreen-China and working toward a commercial agreement with Datang Chemical, we are currently producing and testing small quantities of K-Fuel refined coal for potential customers in China.   We are also driving our key relationships to develop additional uses for the K-Fuel technology, which include both thermal and potentially non-thermal applications.  The expected completion of the “China Package” is important for our efforts for K-Fuel in China and also for opportunities to install K-Fuel facilities in other parts of the world, including Indonesia and the US.”
On October 19th, the company announced it amended its equity joint venture contract with Beijing Gang Jing Hong Ren Technology Co. Ltd., to introduce a third party into the ownership structure of Evergreen-China Energy Technology Co. Ltd. (Evergreen-China), the Sino-Foreign Equity Joint Venture established in mainland China.  The company has been informed that the third party has funded its $2.0 million commitment for final engineering services to complete the K-Fuel China Package.
Evergreen and its Chinese partners have been working diligently over the past year to complete the China Package and to prepare for construction of the first K-Fuel plant in China.  As previously reported, Evergreen-China engineers have pre-qualified key equipment and service suppliers that will support the technology implementation.  Datang Chemical selected the K-Fuel process as the preferred technology for upgrading locally mined lignite feedstock for ultimate gasification.  Evergreen-China has been working closely with Datang Chemical to initially construct a single-processing plant with a capacity of approximately 400,000 tons per year using the K-Fuel technology.

GreenCert™
Throughout 2010, Evergreen has made significant advancements in its GreenCert suite of products.  The company has changed the nature of its staff from a heavy science orientation to a customer-facing, sales-oriented culture backed by a strong development team, appointing Mike Gionfriddo, chief technology officer and acting president of Evergreen; Dennis Pungitore, vice president of energy; and Mike Brennan, vice president of sales and marketing.
•
GreenCert’s EMIT, launched in September, has a growing subscriber base.  The company expects to enhance its GreenCert EMIT offering with additional analytics, the inclusion of new public data sources and expanded data sets.

•
GreenCert Energy focuses on providing business intelligence for the power generation industry and enables power generators to leverage their assets, whether they are coal, gas, solar, or wind, based on business metrics that are important to them. GreenCert Energy takes operational, fuel, and emissions data and provides relevant and accurate information with respect to plant performance and availability.  Moreover, GreenCert Energy works across an enterprise, so an organization can effectively manage its power generation operations balanced between economics, risk and environmental factors.

Gionfriddo stated: “We have focused the marketing of our GreenCert suite of products to power plant operators and energy suppliers to capture the demand for solutions leveraging their most under utilized asset: data.  Our work has generated positive feedback from customers and partners, and we are engaged in discussions with municipality and co-op power generators.  While the implementation of cap and trade is no longer expected to occur in the near term, we continue to believe GreenCert’s success is independent of any legislation or regulatory compliance requirements.  Looking ahead, we are encouraged that our focus on business intelligence for the power generation industry will drive us forward in our efforts to book sales in the fourth quarter of 2010 and generate revenues in 2011.”

Sale of Non-core Assets
On August 20, 2010, the company entered into an agreement with Synthetic Fuels LLC to sell the assets of its Landrica Development Company, including the Fort Union plant and associated property located near Gillette, WY.  The due diligence on the sale concluded last week, and the transaction is expected to close early in 2011.  The sale will provide cash to the company, comprised of: (i) cash payments of $2.0 million, payable $500,000 at closing, an additional $500,000 on the first anniversary of closing and $1.0 million on the second anniversary of closing; and (ii) the release of reclamation bonds upon the replacement of such bonds by Synthetic Fuels, which currently totals approximately $5.1 million.  The obligations for cash payments and the replacement of reclamation bonds are evidenced by promissory notes, which are secured by the real property being sold. Evergreen has retained the right to perform feedstock validation testing in its existing laboratory at Fort Union after the sale is completed.  In addition, on April 1, 2010 the company closed the sale of certain assets of both Buckeye Industrial Mining Co. and Evergreen for $27.9 million, in addition to the release of $5.0 million of cash reclamation bonds, the majority of which were collected during the third quarter 2010.

Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) has developed two proven, proprietary, patented, and transformative green technologies: the GreenCert™ suite of software and services and K-Fuel®.  GreenCert, which is owned exclusively by Evergreen, is a science-based, scalable family of environmental intelligence solutions that quantify process efficiency and greenhouse gas emissions from energy, industrial and agricultural sources and may be used to create verifiable emission reduction credits.  K-Fuel technology significantly improves the performance of low-rank coals, yielding higher efficiency and lowering emissions.  Visit www.evgenergy.com for more information.

Safe Harbor Statement
Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission.  Readers of this release are encouraged to study all of our filings with the Securities and Exchange Commission.  Our ability to execute our business plan and develop the GreenCert™ or K-Fuel® technologies, including the construction of a K-Fuel demonstration plant, may be adversely impacted by unfavorable decisions in the Buckeye litigation or other material litigation or by our inability to raise sufficient additional capital to pursue the development of our technology.

Implementation of the China Package discussed in this release and the generation of revenue for Evergreen-China is substantially dependent upon the performance of the Company’s partners in Evergreen-China, over which the Company has no control.  Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contact:
Kirsten Chapman & Becky Herrick
Lippert / Heilshorn & Associates
415.433.3777
bherrick@lhai.com
[Tables follow]

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2010	December 31, 2009
	(in thousands)
Assets
Current:
Cash and cash equivalents	$5,363	$2,207
Accounts receivable, net	—	590
Debt issue costs, net of amortization	—	2,089
Prepaid and other assets	1,984	1,346
Assets of discontinued plant operations	2,020	2,038
Assets of discontinued mining operations	2,864	34,784
Total current assets	12,231	43,054
Property, plant and equipment, net of accumulated depreciation	1,903	3,850
Construction in progress	10,100	12,459
Restricted cash	6,386	11,339
Debt issue costs, net of amortization	581	994
Other assets	2,730	2,808
	$33,931	$74,504

Liabilities, Temporary Capital and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,713	$3,790
Accrued liabilities	2,526	6,048
Short-term debt	—	16,022
Other current liabilities	852	1,922
Liabilities of discontinued plant operations	4,757	4,588
Liabilities of discontinued mining operations	621	9,242
Total current liabilities	11,469	41,612
Long-term debt	21,858	27,899
Deferred revenue	7,965	8,265
Derivative liability	2,505	1,265
Other liabilities, less current portion	1,241	1,338
Total liabilities	45,038	80,379
Commitments and contingencies (Note 10)
Temporary Capital:
Preferred stock, $.001 par value, $1,000 stated value, 16 shares authorized; .003 and .002 outstanding, respectively	3	2
Stockholders’ deficit:
Preferred stock, $.001 par value, shares authorized 19,984; none outstanding	—	—
Common stock, $.001 par value, shares authorized 280,000; 18,811 and 11,177 shares issued and outstanding, respectively	19	11
Additional paid-in capital	538,711	525,952
Accumulated deficit	(547,381)	(529,939)
Deficit attributable to Evergreen Energy Inc. stockholders’	(8,651)	(3,976)
Deficit attributable to noncontrolling interest	(2,459)	(1,901)
Total stockholders’ deficit	(11,110)	(5,877)
	$33,931	$74,504

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(in thousands, except for per share amounts)

Operating revenues:
GreenCert licensing	$100	$—	$303	$—
Consulting and other	—	260	—	410
Total operating revenue	100	260	303	410

Operating expenses:
General and administrative	3,272	9,771	11,951	21,414
Depreciation, depletion, and amortization	403	591	1,382	1,868
Research and development	268	7	462	54
Impairment	3,467	—	3,467	—
Total operating expenses	7,410	10,369	17,262	23,336

Operating loss	(7,310)	(10,109)	(16,959)	(22,926)

Other income (expense):
Interest income	15	5	20	62
Interest expense	(296)	(1,356)	(1,828)	(2,935)
Loss on early extinguishment of debt	—	—	(2,267)	—
Gain on debt–for-equity exchange	3,115	—	3,115	322
Other income (expense), net	(290)	(38)	4,570	355
Total other income (expense)	2,544	(1,389)	3,610	(2,196)

Loss from continuing operations	(4,766)	(11,498)	(13,349)	(25,122)
Loss from discontinued mining operations	(102)	(3,109)	(4,980)	(4,285)
(Loss) income from discontinued plant operations	(113)	(243)	329	(1,055)
Net loss	(4,981)	(14,850)	(18,000)	(30,462)
Less: net loss attributable to noncontrolling interest	388	680	558	1,689
Net loss attributable to Evergreen Energy Inc.	(4,593)	(14,170)	(17,442)	(28,773)
Dividends on preferred stock	—	—	(4,312)	—
Net loss attributable to common shareholders	$(4,593)	$(14,170)	$(21,754)	$(28,773)
Basic and diluted net loss per common share from continuing operations	$(0.28)	$(1.03)	$(0.83)	$(2.32)
Basic and diluted net income (loss) per common share from discontinued mining and plant operations	$(0.01)	$(0.30)	$(0.29)	$(0.49)
Basic and diluted net loss per common share	$(0.26)	$(1.27)	$(1.35)	$(2.66)
Weighted-average common shares outstanding	17,447	11,132	16,162	10,821

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2010	2009
	(in thousands)
Operating activities:
Net loss from continuing operations	$(13,349)	$(25,122)
Adjustments to reconcile net loss from continuing operations to cash used in operating activities:
Share-based compensation expense to employees and others	2,931	3,886
Depreciation, depletion, and amortization	1,382	1,868
Gain on marketable securities	—	(200)
Derivative fair value adjustment	(3,050)	(91)
Amortization of debt issuance costs	2,337	1,476
Amortization of initial fair value of derivative	(134)	(112)
Impairment	3,467	413
Loss on sublease	—	1,027
Gain on debt for equity exchange	(3,115)	(167)
Other	(82)	6
Changes in operating assets and liabilities:
Accounts receivable	550	—
Prepaid expenses and other assets	(275)	(671)
Deferred revenue and other obligations	(754)	2,241
Accounts payable and accrued expenses	(1,883)	777
Cash (used in) operating activities of continuing operations	(11,975)	(14,669)
Cash (used in) provided by operating activities of discontinued mining and plant operations	(5,003)	4,645
Cash used in operating activities	(16,978)	(10,024)

Investing activities:
Purchases of construction in progress, property, plant and equipment	(1,421)	(3,520)
Proceeds from maturities of marketable securities	—	2,000
Restricted cash	4,953	55
Cash used in investing activities of continuing operations	3,532	(1,465)
Cash provided by (used in) investing activities of discontinued mining and plant operations	23,537	(7,532)
Cash provided by (used in) investing activities	27,069	(8,997)

Financing Activities:
Proceeds from issuance of convertible debt	—	15,000
Proceeds from the 2010 common stock sale, net of offering costs	8,043	—
Proceeds from the issuance of 2010 convertible preferred stock, net of closing costs	8,746	—
Payment of dividends on convertible preferred stock	(4,312)	—
Payment of note principal related to 2009 Notes	(17,250)	—
Proceeds from reverse repurchase transaction	—	1,800
Payments on reverse repurchase transaction	—	(1,800)
Payments of debt issue costs	(2,179)	(1,830)
Other	17	(21)
Cash (used in) provided by financing activities of continuing operations	(6,935)	13,149
Cash used in financing activities of discontinued mining and plant operations	—	—
Cash (used in) provided by financing activities	(6,935)	13,149

Increase (decrease) in cash and cash equivalents	3,156	(5,872)
Cash and cash equivalents, beginning of period	2,207	7,667
Cash and cash equivalents, end of period	$5,363	$1,795